EXHIBIT 10(x)







February 11, 1997







W. Brad Fagan

Vice President, Treasurer

Pancho's Mexican Buffet

3500 Noble Avenue

Fort Worth, TX  76111-0407





Re:   Revolving Credit and Term Loan Agreement ("Agreement")
dated as of February 16, 1994, as amended by and between PMB
Enterprises West, Inc. ("Borrower") and Wells Fargo Bank
("Texas"), National Association, formerly First Interstate Bank of Texas, N.A. ("Bank").





Dear Brad:



This letter will constitute an amendment to the Agreement. The changes to the Agreement and the effective dates, thereof, are as follows:



	Quarterly Commitment Reduction - March 31, 1997 commitment
reduction is 		waived, beginning with June 30, 1997 the
commitment will be reduced by 		$500,000 and by the same amount
for each quarter thereafter.

	Section 9.10 - EBITDA Covenant. EBITDA (Operating Income plus Depreciation and Amortization), on a rolling 3 months,
calculated monthly 		must be greater than or equal to the
following:  for the months January 1997 		through and including
May 1997 the covenant is not required;  thereafter the
		requirement will be $500,000.  The effective date is January
31, 1997.

	Section 3 of the Agreement is hereby amended as follows:
"Termination 		Date" shall mean (i) January 31, 1998, or (ii)
such later date to which the 		Revolving Credit Period is
extended pursuant to section 2.01(b) in the 		Agreement.



By executing this amendment, the Borrower warrants and represents that it is not in default of any of the terms under this Agreement as amended by this letter. The above amendments are the ONLY changes to the Agreement. The Bank reserves all its rights and remedies under the Agreement.





Please execute the letter by signing in the "Acceptance" space indicated on this page and return the original to me. Please make a copy for your files.







Very Truly Yours,



/s/Susan B. Sheffield

Susan B. Sheffield

Vice President









Accepted and Agreed upon:



By:  /s/ W. Brad Fagan

Title:  VP - Treasurer & Controller

Company:  PMB Enterprises West Inc. & Pancho's Mexican Buffet,
Inc.

Date:  2-12-97






















































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